SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    Form 8-K


              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (date of earliest event reported) July 25, 2002 (July 25, 2002)




                          CHESAPEAKE ENERGY CORPORATION
-------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its Charter)



         Oklahoma                       1-13726                73-1395733
-------------------------------------------------------------------------------
(State or other jurisdiction     (Commission File No.)       (IRS Employer
      of incorporation)                                   Identification No.)


        6100 North Western Avenue, Oklahoma City, Oklahoma          73118
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             (Address of principal executive offices)             (Zip Code)


                                 (405) 848-8000
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              (Registrant's telephone number, including area code)

                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 5.  OTHER EVENTS

         Chesapeake Energy Corporation ("Chesapeake") issued a Press Release on July 25, 2002 announcing second quarter 2002 earnings. The following was included in the Press Release:

         Chesapeake today reported strong financial and operating results for the second quarter of 2002. For the quarter, Chesapeake generated net income available to common shareholders of $22.5 million ($0.13 per fully diluted common share), operating cash flow of $96.6 million ($0.50 per fully diluted common share), and ebitda (operating cash flow plus interest expense) of $121.3 million on revenue of $194.3 million.

         Production for the second quarter of 2002 reached a record level of
43.4 billion cubic feet of natural gas equivalent (bcfe), comprised of 38.5 billion cubic feet of natural gas (bcf) (89%) and 0.82 million barrels of oil
(mmbo) (11%). Production increased 10.9% year-over-year from the second quarter of 2001 and 3.6% sequentially from the first quarter of 2002. This was the company's fourth consecutive quarter of sequential production growth, in contrast to what is likely to be the industry's fourth consecutive quarter of sequential production decline. In addition, the company's estimated proved reserves have grown from 1.8 tcfe to 2.0 tcfe, an increase of 12% since the beginning of the year. The growth in proved reserves was generated equally from drilling success and acquisitions.

         The financial results described above include a non-cash $0.3 million after-tax risk management loss ($0.5 million before-tax) arising from the mark-to-market valuation of certain of the company's commodity and interest rate hedging positions under SFAS 133. For comparative purposes, during the first quarter of 2002, the company reported a non-cash $47.7 million after-tax risk management loss ($79.5 million before-tax) and during 2001, the company reported a non-cash $50.9 million after-tax risk management gain ($84.8 million before-tax) from the application of SFAS 133. All of these gains and losses are non-cash and ultimately are included in either oil and gas sales or in interest expense.

         Commodity hedging activities increased second quarter 2002 cash realizations by $13.4 million ($0.84 per barrel and $0.33 per mcf, or $0.31 per mcfe) and first half 2002 cash realizations by $62.0 million ($1.87 per barrel and $0.78 per mcf, or $0.73 per mcfe). Combining these first half 2002 hedging gains of $62 million with 2001's hedging gains of $105 million and then adding the $40 million current mark-to-market value of the company's remaining locked and open hedges, provides a total of $207 million of realized and unrealized hedging gains from the company's risk management activities during 2001-02. Chesapeake believes its risk management activities to date in 2001 and 2002 have been among the most productive of all independent U.S. oil and gas producers.

         The table below summarizes Chesapeake's key statistics during the second quarter of 2002 and compares them to the first quarter of 2002 and the second quarter of 2001:

                                                                                   Three Months Ended:
                                                                                   -------------------
                                                                      6/30/02            3/31/02             6/30/01
                                                                      -------            -------             -------
     Average daily production (in mmcfe)                                477                 466                430
     Gas as % of total production                                        89                  88                 90
     Natural gas production (in bcf)                                   38.5                36.9               35.0
     Average realized gas price ($/mcf)                                3.38                3.30               4.46
     Oil production (in mbbls)                                          823                 830                682
     Average realized oil price ($/bbl)                               26.55               24.05              27.70
     Natural gas equivalent production (in bcfe)                       43.4                41.9               39.1
     Gas equivalent realized price ($/mcfe)                            3.50                3.39               4.48
     General and administrative costs ($/mcfe)                          .09                 .10                .07
     Production taxes ($/mcfe)                                          .18                 .12                .26
     Lease operating expenses ($/mcfe)                                  .56                 .53                .48
     Interest expense ($/mcfe)                                          .57                 .64                .59
     DD&A of oil and gas properties ($/mcfe)                           1.17                1.16               1.02
     Operating cash flow ($ in millions)                               96.6                85.2              122.3
     Operating cash flow ($/mcfe)                                      2.23                2.03               3.13
     Ebitda ($ in millions)                                           121.3               112.2              145.3
     Ebitda ($/mcfe)                                                   2.80                2.68               3.71
     Net income to common shareholders ($ in millions)                 22.5              (30.1)               39.3

                     Chesapeake's Drilling Programs Provide
                         High-Impact Exploration Upside

         During the past three years, Chesapeake has assembled one of the most active onshore drilling programs in the industry that has delivered an outstanding organic production growth track record. Chesapeake has achieved this record through a focused commitment to drillbit growth, having invested $175 million in undeveloped land and 3-D seismic data and doubled the size of its engineering and geoscientific staffs during the past few years. In addition, Chesapeake anticipates investing an additional $75 million to acquire undeveloped land and 3-D seismic during the next 12 months.

         As a result of the company's contrarian growth strategies, Chesapeake has built an industry-leading onshore exploration program that should expose it to more than one tcfe of gross unbooked potential reserves in 2002 and early 2003. Developed by the company's exploration staff, these prospects have an average depth of 19,000 feet and have been delineated using detailed subsurface geological analysis and 3-D seismic. Chesapeake believes its distinctive approach to deep Mid-Continent gas exploration can continue to deliver additional significant exploratory successes in the years to come.

         Chesapeake's exploratory drilling efforts in 2002 have been recently highlighted by the success of the Cat Creek 1-19 in the Comanche Lodge area of Beckham County, Oklahoma. This well is the deepest well drilled onshore in the U.S. during the past several years and represents a major discovery for Chesapeake. Based on initial gas sales rates, flowing tubing pressures and geological and production analogies to nearby Northeast Mayfield Hunton wells, Chesapeake believes the Cat Creek's gross proved reserves will be approximately 25 billion cubic feet of natural gas equivalent (bcfe), 10 bcfe from the Upper Hunton and 15 bcfe from the behind-pipe Middle Hunton. Chesapeake owns a 70% working interest and a 52% net revenue interest in the Hunton zones in the Cat Creek 1-19.

         Because the Upper Hunton's gas is sweet (only 2 parts per million (ppm) of H2S) and the Middle Hunton's gas should be slightly sour (up to 300 ppm of
H2S), the company plans to produce the Upper Hunton separately for several months until additional gas transportation arrangements can be made and both zones commingled. Any additional gas facilities needed to accommodate Middle Hunton production should cost less than $1 million. To date, Chesapeake's net cost to drill and complete the Cat Creek 1-19 has been $12 million.

         Deep gas production was first established in the Mayfield and Northeast Mayfield fields of Beckham County in the late 1970's. Since then, the Hunton formation in this area has produced more than 520 bcfe and has an estimated ultimate recovery (EUR) of 600 bcfe. The closest analogous field to Comanche Lodge is Northeast Mayfield, where the Hunton will average an estimated EUR of 36 bcfe per well. These Mayfield area Hunton reserves are limited to existing producing wells and do not include the projected 250 bcfe (130 bcfe net to Chesapeake) attributable to the Comanche Lodge Prospect.

         Virtually all of the area's Hunton production has been produced from the Middle Hunton, which makes Chesapeake's discovery of production in the Upper Hunton in the Cat Creek 1-19 especially significant. The company believes that full development of the Hunton in Comanche Lodge will require drilling seven additional wells, two of which should begin drilling in the next 60 days offsetting the Cat Creek 1-19. Chesapeake believes these wells will reach total depth of 25,000' within 240-270 days from spud at a gross completed per well cost of $13-15 million. Targeted per well gross reserves are 25-35 bcfe.

         In addition, Chesapeake has recently reached total depth on two deep (20,000') exploratory Morrow/Springer tests in the Greater Mayfield area. The Morrow/Springer zones in this area have produced 110 bcfe with an EUR of 235 bcfe from existing wells and not including potential Morrow/Springer reserves in Greater Mayfield. Chesapeake has a substantial inventory of Morrow/Springer prospects in Greater Mayfield delineated by its extensive 3-D seismic database. The company expects to keep 2-4 Morrow/Springer rigs active in this area for the foreseeable future. Based on shows and log results from these two wells and from the Morrow/Springer shows encountered in the Cat Creek 1-19, Chesapeake believes that it can find more than 100 gross bcfe (50 bcfe net to Chesapeake) of Morrow/Springer reserves on its Greater Mayfield acreage. Estimated gross completed well costs are $5 million for targeted reserves of 5-15 bcfe.

         Moreover, the Greater Mayfield area accounts for only three of the company's 30 rigs currently active. Other deep exploratory wells with significant potential are underway in the Arkoma, Bray, Cement, Chitwood, Knox and Watonga-Chickasha areas of Oklahoma. The company's current inventory of more than 1,500 undrilled locations includes approximately 50 additional ultra-deep (>19,000') drilling locations.

        Chesapeake Mid-Continent Gas Consolidation Activities Complement
                Drillbit Growth; Four Niche Transactions Totaling
                     $165 Million to Close in Third Quarter

         To complement its exploratory and development drilling programs, Chesapeake continues to actively pursue niche Mid-Continent gas acquisitions. In late June, the company completed its previously announced acquisition of publicly-traded Canaan Energy Corporation and its approximate 100 bcfe of reserves for a total cost of approximately $125 million.

         In addition, the company has recently reached agreements to acquire privately-held Focus Energy Corporation and its related partnerships, the Mid-Continent assets of publicly-traded EnCana Corporation, the Mid-Continent assets of a publicly-traded utility and the Anadarko Basin assets of a publicly-traded pipeline company. The cost of these four new Mid-Continent gas acquisitions will be approximately $165 million.

         The transactions will increase Chesapeake's reserves by approximately 130 bcfe to more than 2.1 tcfe and daily production by approximately 28 mmcfe to more than 500 mmcfe. In addition, the company will acquire new drillsites and additional interests in certain existing drillsites. Closing for all four transactions should occur in the third quarter and the company intends to use either its bank credit facility or long-term debt markets to finance the transactions.

                               Management Summary

         Aubrey K. McClendon, Chesapeake's Chief Executive Officer, commented, "Chesapeake's strong performance in the first half of 2002 and in recent years is the result of the company's clear and focused strategy on Mid-Continent natural gas, our high-quality asset base and our talented and hard-working employees. During a year when the industry's natural gas production is likely to shrink by up to 5%, Chesapeake expects its production to increase by 12%, much of which will come from organic production growth generated by the company's drilling programs.

         Chesapeake's recent significant drilling success at Comanche Lodge is an excellent confirmation of the substantial and largely unrecognized exploratory upside that exists in our company. We firmly believe that Chesapeake has built the highest potential onshore gas exploration program in the U.S. and that more exploration success can be expected in the months ahead.

         The combination of our focus on gas in the Mid-Continent, our value-added risk management strategy, our balanced acquisition and drilling programs, our high quality assets and our low operating costs has positioned Chesapeake as a leader in value creation. With the company's increasingly distinctive organic growth track record now supplemented by big-time exploration potential, we believe Chesapeake can continue delivering one of the industry's best track records of creating shareholder value in the years to come."

                           Conference Call Information

         Chesapeake's management invites your participation in a conference call tomorrow morning, July 26 at 8:00 a.m. CDT to discuss the contents of this release. Please call 913-981-5592 between 7:50 and 8:00 a.m. CDT on July 26 if you would like to participate in the call. For those unable to participate, the call will also be available over the Internet by visiting our home page at www.chkenergy.com and clicking on the link under "Investor Relations" and "Conference Calls" or by going directly to www.ccbn.com. In addition, a replay of the call will also be available through August 9 by calling 719-457-0820. The passcode for the replay is 519396.

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include estimates and give our current expectations or forecasts of future events. They are based on our historical operating trends, our existing commodity hedging position and our current estimate of proved reserves. Although we believe our forward-looking statements are reasonable, they can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. For example, statements concerning the fair values of derivative contracts and their estimated contribution to our future results of operations are based upon market information as of a specific date. These market prices are subject to significant volatility. Factors that could cause actual operating and financial results to differ materially from expected results include the volatility of oil and gas prices, our substantial indebtedness, our commodity price risk management activities, the cost and availability of drilling and production services, our ability to replace reserves, the availability of capital, uncertainties inherent in evaluating our own reserves and the reserves we acquire, drilling and operating risks and other risk factors described in the company's 2001 annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission.

Chesapeake Energy Corporation is one of the 10 largest independent natural gas producers in the U.S. Headquartered in Oklahoma City, the company's operations are focused on exploratory and developmental drilling and producing property acquisitions in the Mid-Continent region of the United States. The company's Internet address is www.chkenergy.com.

                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                       ($ in 000's, except per share data)
                                   (unaudited)
======================================================= ============================ ========================
THREE MONTHS ENDED:                                            June 30, 2002              June 30, 2001
                                                           $              $/mcfe             $       $/mcfe
                                                        ------------  -------------  ----------   ---------
REVENUES:
  Oil and gas sales                                         152,009          3.50       175,225          4.48
  Risk management income                                     (481)          (0.01)       62,455          1.60
  Oil and gas marketing sales                                42,785          0.99        38,001          0.97
                                                          ---------      --------      --------       -------
    Total revenues                                          194,313          4.48       275,681          7.05
                                                          ---------      --------      --------       -------
OPERATING COSTS:
  Production expenses                                        24,242          0.56        18,842          0.48
  Production taxes                                            7,911          0.18         9,991          0.26
  General and administrative                                  3,859          0.09         2,873          0.07
  Oil and gas marketing expenses                             41,181          0.95        36,913          0.94
  Depreciation, depletion, and amortization
   of oil and gas properties                                 50,778          1.17        39,910          1.02
  Depreciation and amortization of other assets               3,652          0.08         1,837          0.05
                                                          ---------      --------      --------       -------
    Total operating costs                                   131,623          3.03       110,366          2.82
                                                          ---------      --------      --------       -------

INCOME FROM OPERATIONS                                       62,690          1.45       165,315          4.23
                                                          ---------      --------      --------       -------

OTHER INCOME (EXPENSE):
  Interest and other income                                   3,719          0.08           683          0.02
  Interest expense                                          (24,690)        (0.57)      (22,984)        (0.59)
                                                          ----------     --------      --------       -------
    Total other income (expense)                            (20,971)        (0.49)      (22,301)        (0.57)
                                                          ----------     --------      --------       -------

Income Before Income Taxes  and
  Extraordinary Item                                         41,719          0.96       143,014          3.66
Income Tax Expense                                           16,686          0.38        57,529          1.47
                                                          ---------      --------      --------       -------

NET INCOME BEFORE EXTRAORDINARY ITEM                         25,033          0.58        85,485          2.19

EXTRAORDINARY ITEM:
  Loss on early extinguishment of debt, net of
   applicable income tax                                       -             -          (46,000)        (1.18)
                                                          ----------     --------      --------       -------

NET INCOME                                                   25,033          0.58        39,485          1.01

Preferred Stock Dividends                                    (2,530)        (0.06)         (182)         -
                                                           --------      --------      --------       -------
                                                             (2,532)

NET INCOME AVAILABLE TO COMMON
SHAREHOLDERS                                                 22,503          0.52        39,303          1.01
                                                          =========      ========      ========        ======

----------------------------------------------------------------------------------------------------------------------------------

EARNINGS PER COMMON SHARE:

    Basic                                                $     0.14    $     0.24
                                                         ==========    ==========

    Assuming dilution                                    $     0.13    $     0.23
                                                         ===========   ==========

WEIGHTED AVERAGE COMMON AND COMMON
  EQUIVALENT SHARES OUTSTANDING:

    Basic                                                   165,963                     162,588
                                                         ==========                    ========

    Assuming dilution (1)                                   191,947                     171,321
                                                         ==========                    ========


1. Diluted shares outstanding includes the effect of dilutive stock options and warrants and the assumed conversion at the beginning of the period of the preferred stock outstanding or preferred stock converted during the period for the three months ended June 30, 2002 and 2001.

                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                       ($ in 000's, except per share data)
                                   (unaudited)
======================================================= ============================ ========================
SIX MONTHS ENDED:                                              June 30, 2002              June 30, 2001
                                                           $              $/mcfe             $       $/mcfe
                                                        ------------  -------------  ----------   ---------
REVENUES:
  Oil and gas sales                                         293,980          3.45       396,444          5.00
  Risk management income                                    (79,949)        (0.94)       62,455          0.79
  Oil and gas marketing sales                                70,118          0.82        94,166          1.19
                                                        -----------   -----------    ----------   -----------
    Total revenues                                          284,149          3.33       553,065          6.98
                                                        -----------   -----------    ----------   -----------
OPERATING COSTS:
  Production expenses                                        46,302          0.54        36,630          0.46
  Production taxes                                           13,127          0.15        24,286          0.31
  General and administrative                                  8,153          0.10         6,874          0.09
  Oil and gas marketing expenses                             67,688          0.79        91,391          1.15
  Depreciation, depletion, and amortization
   of oil and gas properties                                 99,397          1.17        78,083          0.98
  Depreciation and amortization of other assets               6,762          0.08         3,790          0.05
                                                        -----------   -----------    ----------   -----------
    Total operating costs                                   241,429          2.83       241,054          3.04
                                                        -----------   -----------    ----------   -----------

INCOME FROM OPERATIONS                                       42,720          0.50       312,011          3.94
                                                        -----------   -----------    ----------   -----------

OTHER INCOME (EXPENSE):
  Interest and other income                                   4,673          0.06         1,252          0.02
  Interest expense                                          (51,650)        (0.61)      (48,873)        (0.62)
  Gothic standby credit facility costs                           -             -         (3,392)        (0.04)
                                                        ------------  ------------   -----------  ------------
    Total other income (expense)                            (46,977)        (0.55)      (51,013)        (0.64)
                                                        ------------  ------------   -----------  ------------

Income (Loss) Before Income Taxes  and
  Extraordinary Item                                         (4,257)        (0.05)      260,998          3.30
Income Tax Expense (Benefit)                                 (1,704)        (0.02)      105,225          1.33
                                                        ------------  ------------   ----------   -----------

NET INCOME (LOSS) BEFORE EXTRAORDINARY ITEM                  (2,553)        (0.03)      155,773          1.97

EXTRAORDINARY ITEM:
  Loss on early extinguishment of debt, net of
   applicable income tax                                         -             -        (46,000)        (0.58)
                                                        ------------  ------------   -----------  ------------

NET INCOME (LOSS)                                            (2,553)        (0.03)      109,773          1.39

Preferred Stock Dividends                                    (5,062)        (0.06)         (728)        (0.01)
                                                        ------------  ------------    ----------  ------------
                                                             (5,062)

NET INCOME (LOSS) AVAILABLE TO COMMON
SHAREHOLDERS                                                 (7,615)        (0.09)      109,045          1.38
                                                        ============  ============   ==========   ===========

----------------------------------------------------------------------------------------------------------------------------------

EARNINGS (LOSS) PER COMMON SHARE:

    Basic                                               $     (0.05)   $     0.68
                                                        ============   ==========

    Assuming dilution                                   $     (0.05)   $     0.64
                                                        ============   ==========

WEIGHTED AVERAGE COMMON AND COMMON
  EQUIVALENT SHARES OUTSTANDING

    Basic                                                   165,669       160,161
                                                        ===========    ==========

    Assuming dilution (1)                                   165,669       170,835
                                                        ===========    ==========

1. Diluted shares outstanding for the six months ended June 30, 2002 does not include the effect of the assumed conversion at the beginning of the period of the outstanding or converted preferred stock, the dilutive stock options or dilutive warrants, as the effect was antidilutive. Diluted shares outstanding for the six months ended June 30, 2001 includes the effect of dilutive stock options and warrants and the effect of the assumed conversion of all preferred stock as of the beginning of the period.

                                                CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES
                                                    CONDENSED CONSOLIDATED BALANCE SHEETS
                                                                  (in 000's)
                                                                 (unaudited)

========================================================================== =================== ===================
                                                                                June 30,          December 31,
                                                                                  2002                2001
-------------------------------------------------------------------------- ------------------- -------------------

Cash and cash equivalents                                                  $         6,427     $       124,960
Other current assets                                                               171,652             236,423
                                                                           ---------------     ---------------
     TOTAL CURRENT ASSETS                                                          178,079             361,383
                                                                           ---------------     ---------------

Property and equipment (net)                                                     2,068,566           1,785,581
Deferred tax asset                                                                  35,405              67,781
Other assets                                                                        48,178              72,023
                                                                           ---------------     ---------------
     TOTAL ASSETS                                                          $     2,330,228     $     2,286,768
                                                                           ===============     ===============

Current liabilities                                                        $       197,658     $       173,381
Long term debt                                                                   1,326,351           1,329,453
Revenue and royalties due others                                                    12,948              12,696
Long term derivative instruments                                                    52,016              -
Other long term liabilities                                                          7,833               3,831
                                                                           ---------------     ---------------
     TOTAL LIABILITIES                                                           1,596,806           1,519,361

STOCKHOLDERS' EQUITY                                                               733,422             767,407
                                                                           ---------------     ---------------

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                                   $     2,330,228     $     2,286,768
                                                                           ===============     ===============


COMMON SHARES OUTSTANDING                                                          166,119             164,742
                                                                           ===============     ===============


ITEM 9.  REGULATION FD DISCLOSURE

                 Chesapeake Again Increases its Operational and
                           Financial Guidance for 2002

         The following forecasts and estimates replace in their entirety those set forth in the company's April 29, 2002 earnings release. The company's forecasts and estimates are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially due to the risks and uncertainties described in the company's filings with the Securities and Exchange Commission. Furthermore, these projections do not reflect the potential impact of unforeseen events that may occur subsequent to the issuance of this release.

         As a result of the drilling successes and pending acquisitions discussed above, Chesapeake is today announcing a third increase in its 2002 forecasts. Production for the year is now projected at 178-180 bcfe (89% gas), up from last quarter's projection of 173-177 bcfe and up from the company's initial 2002 production forecast of 162-166 bcfe issued on December 4, 2001.

         Projections for expenses per mcfe remain substantially similar to prior guidance: $0.53-0.57 for lease operating expense (up from $0.50-0.55 in prior guidance), $0.18-0.22 for production taxes (no change from prior guidance), $0.57-0.60 for interest expense (down from $0.62-0.67 in prior guidance), $0.10-0.11 for general and administrative costs (no change from prior guidance), $1.25-1.30 for DD&A of oil and gas properties (up from $1.15-1.25 in prior guidance) and $0.08-0.10 for DD&A of other assets (up from $0.06-0.08 in prior guidance). The company expects its book income tax rate during 2002 to average 40%, all of which should be deferred.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             CHESAPEAKE ENERGY CORPORATION



                                             By: /s/ Aubrey K. McClendon
                                                -------------------------------
                                                      Aubrey K. McClendon
                                                   Chairman of the Board and
                                                    Chief Executive Officer

Dated: July 25, 2002